PLEDGE AND SECURITY AGREEMENT

The Pledge and Security Agreement (this "Agreement"), dated as of May 11, 2022 (the "Effective Date"), is entered into by and among MJ Harvest, Inc., a Nevada corporation (the "Debtor") and SMC Cathedral City Holdings, LLC, a Delaware limited liability company (the "Secured Party"). The Debtor and the Secured Party may be collectively referred to herein as the "Parties" and individually as a "Party".

WHEREAS, the Secured Party is the holder of that certain Secured Convertible Promissory Note of the Debtor dated as of the Effective Date (the "Note") acquired by the Secured Party pursuant to the Securities Purchase Agreement by and between the Parties dated as of the Effective Date (the "Purchase Agreement");

WHEREAS, pursuant to the Purchase Agreement and the Note, the Secured Party agreed to extend the loan to the Debtor evidenced by the Note;

WHEREAS, in order to induce the Secured Party to extend the loan evidenced by the Note, the Debtor has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party a perfected security interest in all of the property of the Debtor to secure the prompt payment, performance and discharge in full of all of the Debtor's obligations under the Note and the other Transaction Documents (as defined in the Purchase Agreement) and the documents entered into in connection therewith;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1. Certain Definitions and Interpretation.

(a) As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement (such as "account", "chattel paper", "commercial tort claim", "deposit account", "document", "equipment", "fixtures", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "proceeds" and "supporting obligations") shall have the respective meanings given in Article 9 of the UCC (as defined below).

(i) Subject to the terms and conditions herein, "Collateral" means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following tights and property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

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(1) All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used in connection with Debtor's businesses and all improvements thereto; and (B) all inventory;

(2) All contract rights and other general intangibles, including, without limitation, all partnership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether "off-the-shelf", licensed from any third party or developed by Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights and goodwill, and all and income tax refunds;

(3) All Trademarks, Trademark Licenses, Patents, Copyrights, Copyright License Agreements and any and all other Intellectual Property;

(4) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(5) All documents, letter-of-credit rights, instruments and chattel paper;

(6) All commercial tort claims or other litigation claims of Debtor of any type, including against parties covered by directors' and officers' insurance of Debtor;

(7) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(8) All investment property;

(9) All supporting obligations;

(10) All files, records, books of account, business papers, and computer programs;

(11) All accounts receivable;

(12) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtor accruing thereunder or pertaining thereto;

(13) any and all claims for damages and injunctive relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or injury with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(14) any and all products and proceeds of, collateral for, income, royalties, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing; and

(15) the products and proceeds of all of the foregoing Collateral set forth in Section 1(a)(i)(1) through Section 1(a)(i)(14).

(ii) "Copyrights" means all of the following now owned or hereafter adopted or acquired by the Debtor: (1) all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or political subdivision thereof, whether registered or unregistered and whether published or unpublished), rights and interests in copyrights, works protectable by copyright, and General Intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings, and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof and all research and development relating to the foregoing, (2) all reissues, extensions, continuations, and renewals thereof and amendments thereto, (3) income, fees, royalties, damages, claims, and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present and future infringements thereof, (4) rights corresponding thereto throughout the world and (5) rights to sue for past, present, and future infringements thereof.

(iii) "Copyright License" means any and all rights now owned or hereafter acquired by Debtor under any written or oral agreement granting any right to use any Copyright or Copyright registration, in each case to the extent assignable by any of the Debtor.

(iv) "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all Copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all

registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all Patents and letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(v) "Necessary Endorsement" shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

(vi) "Obligations" means all of the Debtor's obligations under this Agreement, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation: (i) principal of, and interest on the Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(vii) "Organizational Documents" means with respect to Debtor, the documents by which Debtor was organized (such as a certificate of incorporation, articles of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members' agreement).

(viii) "Patents" shall mean one or all of the following now or hereafter owned by the Debtor or in which the Debtor now has or hereafter acquires any rights: (i) all letters patent of the United States or any other country, all registrations, and recordings thereof, and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations, or extensions of any of the foregoing and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

(ix) "Trademarks" means all of the following now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights: (1) all trademarks (whether registered or unregistered), trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints, and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (2) all reissues, extensions, or renewals thereof and (3) the goodwill associated with or symbolized by any of the foregoing.

(x) "Trademark License" means all of the following now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights: any written agreement granting any right to use any Trademark or Trademark registration, in each case to the extent assignable by Debtor.

(xi) "UCC" means the Uniform Commercial Code of the State of Nevada and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

(b) It is the intent of the Parties that defined terms in the UCC should be construed in their broadest sense so that the term "Collateral" will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

(c) Without limiting the generality of the foregoing, the "Collateral" shall include all

investment property and general intangibles respecting ownership and/or other equity interests in the Debtor and each Subsidiary, including, without limitation, the shares of capital stock and the other equity interests (including LLC interests) listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests (including LLC interests) of any other direct or indirect subsidiary of Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests (including LLC interests) that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities") and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

(d) Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(e) Notwithstanding the foregoing, "Collateral" shall not include any assets of the Company acquired as a result of financing arrangements entered into following the Effective Date for the acquisition of such assets pursuant to which the Company has granted a security interest in such assets to the applicable creditor.

(f) Notwithstanding the foregoing, "Collateral" shall not include any of the assets and items as set forth on Exhibit C.

Section 2. Grant of Perfected Security Interest; Additional Debtors.

(a) As an inducement for the Secured Party to extend the loan as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing and perfected first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the "Security Interest").

(b) Following the Effective Date, Debtor shall cause each subsidiary of Debtor to immediately become a party hereto (an "Additional Debtor"), by executing and delivering an Additional Debtor Joinder in substantially the form of Exhibit A attached hereto and complying with the provisions hereof applicable to the Debtor. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates,

incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Party may reasonably request. Upon delivery of the foregoing to the Secured Party, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the "Debtor" shall be deemed to include each Additional Debtor and the "Additional Debtor" shall be a "Debtor" for all purposes herein.

(c) Debtor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental authority record this Agreement.

Section 3. Delivery of Certain Collateral; PPK; and Future Acquisitions.

(a) Contemporaneously or prior to the execution of this Agreement, the Debtor shall deliver or cause to be delivered to the Secured Party (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtor is, contemporaneously with the execution hereof, delivering to the Secured Party, or has previously delivered to the Secured Party a true and correct copy of each Organizational Document governing any of the Pledged Securities.

(b) The Parties acknowledge and agree that the shares of common stock of PPK Investment Group, Inc., an Oklahoma corporation ("PPK") owned by MJ Harvest, Inc. as the original Debtor hereunder ("MJH"), being 66.67 shares of common stock of PPK (the "PPK Shares") specifically constitute Pledged Securities and a part of the Collateral. On the Effective Date, MJH shall deliver to PPK, on behalf of the Secured Party, a Stock Power in the form as attached hereto as Exhibit B (the "Stock Power"), duly executed by MJH, which shall be held by PPK and either returned to MJH or delivered to the Secured Party pursuant to the terms and conditions herein. In the event that all of the Obligations are fulfilled, PPK shall destroy the Stock Power and it shall be of no further force or effect. By its joinder to this Agreement, PPK agrees that it hold the Stock Power and the PPK Shares for the benefit of the Secured Party and shall not permit or effect any sale, hypothecation, transfer of, or other encumbrance or Lien (as defined in the Note) on, the PPK Shares, and PPK and MJH each further agree to execute such other documents and to take such other actions as Secured Party deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, including, without limitation, as required to permit Secured Party to exercise any of its rights and remedies hereunder. If MJH shall receive, by virtue of MJH's being or having been an owner of the PPK Shares, any (i) certificate (including, without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends or other distributions in connection with any liquidation or dissolution of PPK, or (vi) cash

paid, payable or otherwise distributed in redemption of, or in exchange for, any of the PPK Shares, such certificate, promissory note, instrument, option, right, property, payment or distribution shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall be received in trust for the benefit of the Secured Party, shall be segregated from MJH's other property and shall be delivered forthwith to Secured Party in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Secured Party as Collateral and as further collateral security for the Obligations.

(c) Debtor shall give the Secured Party prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting the Debtor's obligations hereunder, Debtor hereby authorizes the Secured Party unilaterally to modify this Agreement by amending this Agreement and the schedules hereto to include any future patents, trademarks, copyrights, licenses thereto or applications therefor of Debtor. Notwithstanding the foregoing, no failure to so modify this Agreement or the schedules hereto shall in any way affect, invalidate or detract from Secured Party's continuing first priority security interest in all Collateral, whether or not listed on such schedules.

Section 4. Representations, Warranties, Covenants and Agreements of the Debtor. Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Debtor and no further action is required by Debtor. This Agreement has been duly executed by the Debtor. This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity, and excluding any application of the Excluded Laws (as defined in the Purchase Agreement).

(b) The Debtor has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, the Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except as set forth on Schedule B attached hereto, the Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest. Except as set forth on Schedule B, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement,

license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded as of the Effective Date in favor of the Secured Party pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party a valid, perfected and continuing perfected lien in the Collateral.

(f) This Agreement creates in favor of the Secured Party a valid, first security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements and requisite Intellectual Property filings shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph and the making of the requisite Intellectual Property filings, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and Intellectual Property filings, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Party hereunder.

(g) Debtor hereby authorizes the Secured Party to file one or more financing statements under the UCC, with respect to the Security Interest and to make the requisite Intellectual Property filings with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h) The execution, delivery and performance of this Agreement by the Debtor do not (i) violate any of the provisions of any Organizational Documents of Debtor or any

judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to Debtor (without application of the than the Excluded Laws) or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Debtor's debt or otherwise) or other understanding to which Debtor is a party or by which any property or asset of Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of Debtor) is required for Debtor to enter into and perform its obligations hereunder.

(i) The capital stock and other equity interests or member interests listed on Schedule H hereto represent all of the capital stock and other equity of the Debtor and its Subsidiaries, and represents all capital stock and other equity interests owned, directly or indirectly, by the Debtor. All of the Pledged Securities are validly issued, fully paid and nonassessable, the Debtor is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j) The Pledged Securities included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Debtor shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Debtor will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC and the requisite Intellectual Property filings in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Debtor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the applicable Security Interest hereunder.

(l) Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(m) Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (ordinary wear and tear excepted) and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Party that (a) the Secured Party will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Party and such cancellation or change shall not be effective as to the Secured Party for at least thirty (30) days after receipt by the Secured Party of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Party will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed $50,000, loss payments in each instance will be applied by the Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the Debtor, provided, however, that payments received by Debtor after an Event of Default occurs and is continuing or in excess of $50,000 for any occurrence or series of related occurrences shall be paid to the Secured Party and, if received by Debtor, shall be held in trust for and immediately paid over to the Secured Party unless otherwise directed in writing by the Secured Party. Copies of such policies or the related certificates, in each case, naming the Secured Party as lender loss payee and additional insured shall be delivered to the Secured Party at least annually and at the time any new policy of insurance is issued.

(o) Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party in sufficient detail, of any material change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party's security interest therein.

(p) Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

(q) Debtor shall permit the Secured Party and their representatives and agents to, inspect the Collateral at any time during normal business hours and upon reasonable notice, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(r) Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtor shall at all times preserve and keep in full force and effect its respective valid existence and good standing and any rights and franchises material to its business.

(v) Debtor will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Party of such change and, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w) Debtor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party which shall not be unreasonably withheld, except to the extent such consignment or sale does not exceed 15% of the total value of all of the Debtor's finished goods in inventory.

(x) Debtor may not relocate its principal offices to a new location without providing 30 days' prior written notification thereof to the Secured Party and so long as, at the time of such written notification, Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(y) Debtor was organized and remains organized solely under the laws of the state set forth next to Debtor's name in the first paragraph of this Agreement. Schedule D attached hereto sets forth the Debtor's organizational identification number or, if Debtor does not have one, states that one does not exist.

(z) (i) The actual name of the Debtor is the name set forth in the preamble above; (ii) Debtor has no any trade names except as set forth on Schedule E attached hereto; (iii) Debtor has no used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into Debtor or been acquired by Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Debtor shall deliver such Collateral to the Secured Party.

(bb) Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of the Secured Party regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Debtor agrees that it shall not enter into a similar agreement (or one that would confer "control" within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Party, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the Debtor shall cause the underlying chattel paper to be "marked" within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by "control" through an account control agreement, the Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Party, to be entered into and delivered to the Secured Party.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

(ff) To the extent that any Collateral is in the possession of any third party, the Debtor shall join with the Secured Party in notifying such third party of the Secured Party's security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

(gg) If Debtor shall at any time hold or acquire a commercial tort or other claim, Debtor shall promptly notify the Secured Party in a writing signed by Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

(hh) Debtor shall immediately provide written notice to the Secured Party of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof, shall execute and deliver to the Secured Party an assignment of claims for such accounts and cooperate with the Secured Party in taking any other steps required, in their judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof.

(ii) Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Note.

(jj) Debtor shall register the pledge of the applicable Pledged Securities on the books

of Debtor. Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Party on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Party, the Debtor shall deliver to the Secured Party an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Security, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Secured Party during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Security into the name of any designee of the Secured Party, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Secured Party regarding such Pledged Securities without the further consent of the Debtor.

(kk) In the event that, upon an occurrence of an Event of Default, the Secured Party shall sell all or any of the Pledged Securities to another party or parties (herein called the "Transferee") or shall purchase or retain all or any of the Pledged Securities, the Debtor shall, to the extent applicable: (i) deliver to the Secured Party or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtor and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtor and its direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Secured Party and allow the Transferee or the Secured Party to continue the business of the Debtor and its direct and indirect subsidiaries.

(ll) Without limiting the generality of the other obligations of the Debtor hereunder, the Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Party notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(mm) Debtor will from time to time, at the expense of the Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(nn) Schedule F attached hereto lists all of the Intellectual Property and domain names owned by the Debtor as of the Effective Date and all material licenses in favor of Debtor for the use of any Intellectual Property and domain names as of the Effective Date. All Patents and Trademarks of the Debtor have been duly recorded

at the United States Patent and Trademark Office and all Copyrights of the Debtor have been duly recorded at the United States Copyright Office.

(oo) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

Section 5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Party's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which Debtor is subject or to which Debtor is party.

Section 6. Defaults. The following events shall be "Events of Default":

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Debtor, or a proceeding shall be commenced by Debtor, or by any governmental authority having jurisdiction over Debtor, seeking to establish the invalidity or unenforceability thereof, or Debtor shall deny that Debtor has any liability or obligation purported to be created under this Agreement.

Section 7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party.

(b) If Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the Effective Date, or any options, warrants, rights or other similar property or certificates representing a dividend, or

any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), Debtor agrees to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) to deliver any and all certificates or instruments evidencing the same to the Secured Party on or before the close of business on the fifth business day following the receipt thereof by Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Secured Party subject to the terms of this Agreement as Collateral.

Section 8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party, acting through any agent appointed by them for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party shall have the following rights and powers:

(i) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at Debtor's premises or elsewhere, and make available to the Secured Party, without rent, all of Debtor's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtor by the Secured Party, all rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Party shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option oft, to exercise in such the Secured Party's discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Secured Party shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Party shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at

public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Debtor, which are hereby waived and released.

(iv) The Secured Party shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Party and to enforce the Debtor's rights against such account debtors and obligors.

(v) The Secured Party may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or their designee.

(vi) The Secured Party may (but are not obligated to) transfer any or all Intellectual Property registered in the name of Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b) In addition to and furtherance of, and not in limitation of, the rights above, upon the occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right and power to direct PPK to give effect to the Stock Power and to record the Secured Party as the record and beneficial owner of the PPK shares, and PPK acknowledges and agrees to undertake such actions and execute and deliver such instruments and documents to effect the same. At such time, all rights of MJH to exercise the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the PPK Shares shall cease, and additionally all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise such voting and other consensual rights; and, without limiting the generality of the foregoing, Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any PPK Shares as if it were the absolute owner thereof, including, without limitation, the right to exchange, in Secured Party's discretion, any and all of such PPK Shares upon the merger, consolidation, reorganization, recapitalization or other adjustment of PPK, or upon the exercise of any right, privilege or option pertaining to any PPK Shares, and, in connection therewith, to deposit and deliver any and all of the PPK Shares with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

(c) The Secured Party may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured

Party may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Party sells any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(d) For the purpose of enabling the Secured Party to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, the Debtor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

Section 9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Secured Party in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

Section 10. Securities Law Provision. Debtor recognizes that the Secured Party may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Party has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Debtor shall cooperate with the Secured Party in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Secured Party) applicable to the sale of the Pledged Securities by the Secured Party.

Section 11. Costs and Expenses. Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note, the other Transaction Documents and the other documents entered into in connection therewith. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

Section 12. Responsibility for Collateral. The Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall the any Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party may be entitled at any time or times.

Section 13. Security Interest Absolute. All rights of the Secured Party and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment

received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtor's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Debtor waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

Section 14. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtor contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

Section 15. Power of Attorney; Further Assurances.

(a) Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its respective officers, agents, successors or assigns with full power of substitution, as Debtor's true and lawful attorney-in-fact, with power, in the name of the various Secured Party or Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Party, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note and the other Transaction Documents all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which Debtor is subject or to which Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party is specifically authorized to

execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, the Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Debtor hereby irrevocably appoints the Secured Party as Debtor's attorney-in-fact, with full authority in the place and instead of Debtor and in the name of Debtor, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as "all assets" or "all personal property" or words of like import, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

Section 16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

Section 17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

Section 18. Miscellaneous.

(a) No course of dealing between the Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement and the other Transaction Documents constitute the entire

agreement of the Parties with respect to the subject matter hereof and are intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Debtor and the Secured Party.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each Party and its successors and permitted assigns.

(g) Each Party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state of Florida and federal courts sitting in Palm Beach County, Florida. Debtor hereby irrevocably submits to the exclusive jurisdiction of the state of Florida and federal courts sitting in Palm Beach County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party hereby irrevocably

waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any Party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing Party in such proceeding shall be reimbursed by the other Party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i) All Debtors shall jointly and severally be liable for the obligations of the Debtor to the Secured Party hereunder.

(j) Debtor shall indemnify, reimburse and hold harmless the Secured Party and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, "Indemnitees") from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note, the Purchase Agreement (as such term is defined in the Note) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k) Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for Debtor as a partner or member, as applicable, pursuant hereto.

(l) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of Debtor or any direct or indirect subsidiary of Debtor or compliance with any provisions of any of the Organizational Documents, the Debtor hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(m) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on Effective Date.

MJ Harvest, Inc.

By: /s/ Patrick Bilton
Name: Patrick Bilton
Title: Chief Executive Officer

SMC Cathedral City Holdings, LLC

By: /s/ Stephen A. MacDonald
Name: Stephen A. MacDonald
Title: Manager

Agreed and accepted for purposes of Section 3(b) and Section 8(b):

PPK Investment Group, Inc.

By: /s/ Clinton Pyatt

Name: Clinton Pyatt

Title: CEO

Schedule A

Location of Collateral

Principal Places of Business of Debtor:

MJ Harvest, Inc. ("MJHI" or the "Company") primarily operates out of virtual offices in the locations where its key personnel are located. Key personnel currently operate as independent contractors, and provide their own office equipment, phones, computers, printers, and all office supplies used in performance of their duties as independent contractors. Reimbursements are made, from time-to-time for expenses incurred on behalf of MJHI, but MJHI does not currently have office furniture, fixtures or equipment and does not maintain a supply of office supplies in a traditional sense.

The Company has recently acquired a facility in Denver Colorado where it conducts extraction and manufacturing operations. This facility is located at 4093 North Jackson Street, Denver, CO 80216. The Company owns extraction and manufacturing equipment at that location with an approximate aggregate value of $50,000. This acquisition includes two cannabis licenses which are in the process of being transferred to the Company. The Denver location also holds raw materials inventory used in the extraction and manufacturing operations. The amount varies from time to time.

The Company is in the process of acquiring a facility in Cathedral City, California where it will conduct extraction and manufacturing operations. This facility is located at 68350 Commercial Road, Cathedral City, CA 92234. The Company will own extraction and manufacturing equipment at that location with an approximate aggregate value of $350,000 as of the Closing Date. This acquisition will include two cannabis licenses which will be transferred to the Company upon approval of the California regulators. The Cathedral City location will also hold raw materials inventory used in the extraction and manufacturing operations. The amount will vary from time to time.

The Company has a supply of debudder inventory located at three fulfillment centers and in a storage facility in West Palm Beach Florida. Addresses of each location are as follows:

Ruby Has	Shipbob	Interfulfillment, inc.
3416 Garfield Ave.	2110 S. Parco Ave.	420 Finchdene Square
Commerce City, CA 90040	Ontario, CA 91761	Scarborough, ON M1X 1C2 Canada

SMC Contracting
3114 Tuxedo Ave.
West Palm Beach, FL 33405

The Company's original Patent files are maintained at the office of the Chief Financial Officer in Spokane, Washington.

Corporate files are primarily maintained at the office of the Chief Financial Officer in Spokane, Washington, but general corporate files may be maintained at the office of the Chief Executive

Officer in West Palm Beach Florida, at the offices of Lorena Rosario, Manager, in Coral Gables, Florida, and/or at the offices of Robin McLain, Controller, in Spokane, Washington.

The Company has investment interests in PPK Investment Group, Inc. "PPK"), an Oklahoma corporation, and in Blip Holdings, LLC ("BLIP"), a California limited liability company, and in WDSY, LLC ("WDSY"), a California limited liability company. Each investment is represented by a non-certificated interest in each company – 25% for PPK, 10% for BLIP, and 10% for WDSY.

Schedule B

Existing Liens on Collateral

Other than the liens to be filed in connection with the transaction described in the Purchase Agreement, MJ Harvest, Inc. ("MJHI" or the "Company") is not aware of any other valid and active liens on its assets.

It has come to the Company's attention that liens filed in connection with a prior financing transaction from March 22, 2021, have not yet been released even though the underlying debts have been paid in full. The Company has requested lien releases to reflect the payoff.

Schedule C

Jurisdictions in Which Collateral is Located

Florida (corporate records and inventory with an aggregate value of less than $5,000).

Washington (corporate records and original patents only)

Colorado – The Jackson Street facility

California – the Cathedral City facility

Oklahoma (investment in PPK Investment Group, Inc., an Oklahoma corporation)

Schedule D

Organizational Identification Numbers

MJ Harvest, Inc. – Nevada C20373-2002

G4 Products, LLC – Nevada E0522092017-3

Agro Exports, LLC – Nevada E0007142018-7

Country Cannabis, Inc. – Colorado 20211369658

Schedule E

Names; Mergers and Acquisitions

MJ Harvest, Inc. ("MJHI" or the "Company") has entered into a non-binding Letter of Intent to merge the Company into Cannabis Sativa, Inc. in a statutory merger in accordance with Nevada law. Both MJHI and CBDS are organized in the State of Nevada. A copy of the LOI has previously been provided to the parties to this transaction. If the merger is completed as set out in the LOI, an adjustment will be made to the conversion price and number of shares issuable on conversion to the Lender in this transaction, as set forth in the definitive senior debt agreements.

Schedule F

Intellectual Property

See Exhibit F.1 Attached.

Exhibit F.1

MJ Harvest Patents/Patent Applications

(Updated: February 23, 2021)

	Patent Application No.	Application Type	Patent No.	Status	Patent Grant Date	Lapple Ubell Docket No.	Title	Jurisdiction	Filing Date (MM/DD/YYYY)	Priority Date (MM/DD/YYYY)	Priority Applications	Number of Independent Claims	Number of Dependent Claims	Maintenance Fee Due Dates/Annuity Due Dates (MM/DD/YYYY)	Primary Focus of Independent Claims / KEY limitations	Notes
1	15/971,959	US Utility Patent	10,888,052B2	Granted	1/12/2021	1447-000201	DEVICE AND METHOD FOR STRIPPING FLOWERS, BUDS, OR LEAVES FROM HERBS OR PLANTS	US	5/4/2018	04/14/2018; 04/13/2018; 05/05/2017	29/644,120; 29/644,119; 62/502,422	4	48	01/12/2024 (3.5 year); 01/12/2028 (7.5 year); 01/12/2032 (11.5 year)		Covers functional aspects of Bucket Lid and Edge
2	PCT/US18/31238	PCT	N/A	Non entry into national phase; Loss of rights (RULE 112(1) EPC)	N/A	1447-000210	DEVICE AND METHOD FOR STRIPPING FLOWERS, BUDS, OR LEAVES FROM HERBS OR PLANTS	US	5/4/2018	04/14/2018; 04/13/2018; 05/05/2017	29/644,120; 29/644,119; 62/502,422	4	54			
3	29/644,120	US Design Patent	D862180	Granted	10/8/2019	1447-000250	FLOWER STRIPPER	US	4/14/2018	None	None	1		None Required for Design Patents		Covers Bucket Lid Design
4	29/702,950	US Design Patent - Continuation	D870,523	Granted	12/24/2019	1447-000251	FLOWER STRIPPER	US	8/22/2019	29/644,120	4/14/2018	1		None Required for Design Patents		Also Covers Bucket Lid Design, but broader and less specific as to cutter shapes
5	005798055-0001 & 005798055-0002	EPO Design Patent	005798055-001; 005798055-0002	Registered and fully published	10/15/2018; 10/15/2018	1447-000252	FLOWER STRIPPER	EU	10/15/2018	4/13/2018; 4/14/2018	29/644,119; 29/644,120	1		Next Renewal due: 10/15/2023 (renew every 5 years; Maximum duration 25 years)		Covers Bucket Lid and Edge Design
6	201816091	Australia Design Patent	AU201816091	Granted	11/7/2018	1447-000253	FLOWER STRIPPER	AU	10/12/2018	4/14/2018	29/644,120	1		Next Renewal due: 10/12/2023 (approx. $820)		Covers Bucket Lid Design; Request for examination is optional and has not yet been filed, but must be completed before any lawsuit
7	MX/f/2018/003063	Mexican Design Patent	TBD	NOA issued; 2 months extension requested to pay the issue fee (Approx: $750; issue fee due: 03/01/2021)	TBD	1447-000254	FLOWER STRIPPER	MX	10/12/2018	4/14/2018	29/644,120	1				
8	A2018/01562 & F2018/01563	South Africa Design Patent	TBD	Notie of Acceptane issued/published: 09/30/2020; Patent Grant Certification will be issued 12-18 months (i.e., 09/30/2021-03/31/2022) from the publication date.	TBD	1447-000255	FLOWER STRIPPER	ZA	10/12/2018	4/14/2018	29/644,120	1				Covers Bucket Lid Design
9	201802935	Chilean Design Patent	N/A	Abandoned (06/23/2020)	N/A	1447-000256	FLOWER STRIPPER	CL	10/12/2018	4/14/2018	29/644,120	1				Design Patent Valid: 10/12/2028 (10 years)
10	62771	Israel Design Patent	62771	Registered	9/18/2019	1447-000257	FLOWER STRIPPER	IL	10/14/2018	4/14/2018	29/644,120	1		Next Renewal Fee Due: 10/14/2023		Covers Bucket Lid Design; Design Patent Valid: 10/14/2043 (Max: 25 years)
11	7429375	Canada Design Patent	186406	Registered	6/18/2020	1447-000258	FLOWER STRIPPER	CA	3/8/2019	4/14/2018	29/644,120	1		Next Maintenance Fee Due: by 06/18/2025		Covers Bucket Lid Design; Design Patent Valid: 10 years (i.e., 06/18/2030)
12	29/644,119	US Design Patent	D862281	Granted	10/8/2019	1447-000275	FLOWER STRIPPER	US	4/13/2018	None	None	1				Covers Edge Design
13	29/702,964	CONT US Design Patent	D881,663	Granted	4/21/2020	1447-000276	FLOWER STRIPPER	US	8/22/2019	4/13/2018	29/644,119	1				Also Covers Edge Design, but broader and nonspecific as to cutter openings
14	20186088	Australia Design Patent	AU201816088	Registered	11/7/2018	1447-000278	FLOWER STRIPPER	AU	10/12/2018	4/13/2018	29/644,119	1				Covers Edge Design; Request for examination is optional and has not yet been filed, but msut be prior to any lawsuit
15	MX/f/2018/003062	Mexican Design Patent	TBD	NOA issued; 2 months extension requested to pay the issue fee (Approx: $750; issue fee due: 03/01/2021)	TBD	1447-000279	FLOWER STRIPPER	MX	10/12/2018	4/13/2018	29/644,119	1				Covers Edge Design

16	A2018/01560 & F2018/01561	South Africa Design Patent	TBD	Notie of Acceptance issued/published: 09/30/2020; Patent Grant Certification will be issued 12-18 months (i.e., 09/30/2021-03/31/2022) from the publication date.	TBD	1447-000280	FLOWER STRIPPER	ZA	10/12/2018	4/13/2018	29/644,119	1				Covers Edge Design
17	201802934	Chilean Design Patent	N/A	Abandoned (06/23/2020)	N/A	1447-000281	FLOWER STRIPPER	CL	10/12/2018	4/13/2018	29/644,119	1				Covers Edge Design; Design Patent Valid: 10/12/2028 (10 years)
18	62770	Israel Design Patent	62770	Registered	9/18/2019	1447-000282	FLOWER STRIPPER	IL	10/14/2018	4/13/2018	29/644,119	1		Next Renewal Due: 10/14/2023		Covers Edge Design
19	742402	Canada Design Patent	186407	Granted	6/18/2020	1447-000283	FLOWER STRIPPER	CA	3/8/2019	4/13/2018	29/644,119	1		Next Renewal Due: 6/18/2025		Covers Edge Design; Design Patent Valid: 06/18/2030

** Country Code: AU (Australia)
MX (Mexico)
ZA (South Africa)
CL (Chile)
IL (Israel)
CA (Canada)

Schedule G

Account Numbers

To the knowledge of the Debtors, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

Schedule H

Pledged Securities

- 66.67 shares (25% of 266.67 total shares outstanding) of common stock of PPK Investment Group, Inc. an Oklahoma corporation.
- 10% interest in Blip Holdings, LLC a California limited liability company.
- 10% interest in WDSY, LLC a California limited liability company.
- 100% interest in G4 Products LLC a Nevada limited liability company.
- 100% interest in Agro Exports, LLC a Nevada limited liability company.
- 1,000 shares (100% of total outstanding) of common stock of Country Cannabis, Inc. a Colorado corporation.

Exhibit A

FORM OF ADDITIONAL DEBTOR JOINDER

This is a Joinder to the Pledge and Security Agreement dated as of May 11, 2022 (the "Security Agreement") by and among MJ Harvest, Inc., a Nevada corporation (the "Debtor") and SMC Cathedral City Holdings, LLC, a Delaware limited liability company (the "Secured Party"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Party referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtor under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTY A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Party, and the Secured Party may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Party.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

By: [Name of Additional Debtor]

By: ______________________________

Name: ______________________________

Title: ______________________________

Exhibit B

IRREVOCABLE STOCK POWER

PPK Investment Group, Inc.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, MJ Harvest, Inc., a Nevada corporation ("Seller") hereby assigns, transfers, and conveys to SMC Cathedral City Holdings, LLC, a Delaware limited liability company, all of Seller's right, title, and interest in and to sixty six and 67/100 (66.67) shares of common stock of PPK Investment Group, Inc., an Oklahoma corporation (the "Company") and hereby irrevocably appoints the Chief Executive Officer, President and Secretary of the Company, and each of them, as Seller's attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: May 11, 2022

Seller Name: MJ Harvest, Inc.

By: /s/ Brad E. Herr
Name: Brad E. Herr
Title: Chief Financial Officer

STATE OF WASHINGTON
COUNTY OF SPOKANE

Sworn to and subscribed before me this 13th day of May, 2022, by Brad E. Herr, who is personally known to me or who has produced a Drivers License as identification.

Notary's Signature: /s/ Shaylyn Sims
Print Notary's Name: Shaylyn Sims
NOTARY PUBLIC, State of Washington

My commission expires: March 15, 2025

Exhibit C

Items and Assets Excluded from "Collateral"

The Collateral does not include office furniture, fixtures, equipment and supplies of a deminimus amount less than $20,000 which may be present in one or more Company locations and not separately inventoried or maintained on an asset listing or depreciation schedule.